Exhibit 99.1


          GameStop Reports Record Third Quarter 2007 Results

                   Comparable Store Sales Grow 46.3%

          EPS Exceeds High-End of Guidance by $0.12 per share

                   Operating Earnings Increase 116%

     EPS, Revenue, and Comparable Store Sales Guidance Raised for
                              Fiscal 2007


    GRAPEVINE, Texas--(BUSINESS WIRE)--Nov. 20, 2007--GameStop Corp. (NYSE:GME), the world's largest video game and entertainment software retailer, today announced record financial results for the third quarter ended November 3, 2007.

    GameStop's net earnings were $52.0 million for the third quarter of 2007, including debt retirement costs of $3.8 million ($2.4 million, net of tax benefits), a 283% increase over the third quarter of 2006. Diluted earnings per share were $0.31 for the third quarter of 2007, including debt retirement costs of $0.02 per diluted share, exceeding the high-end of previously released guidance by $0.12 per share.

    Total sales increased 59.3% to $1,611.2 million in comparison to $1,011.6 million in the prior year quarter. Comparable store sales increased 46.3% during the third quarter, also beating previously released guidance of 30.0% to 32.0%. During the third quarter, new video game software sales rose 59% and new video game hardware sales increased 149%. The top selling video games during the quarter were HALO 3 from Microsoft, MADDEN NFL '08 by Electronic Arts, Activision's GUITAR HERO III, BIOSHOCK by Take 2 Interactive and WII PLAY WITH REMOTE from Nintendo of America.

    R. Richard Fontaine, GameStop's Chairman and Chief Executive Officer, stated, "Our third quarter sales and earnings are a reflection of not only the real momentum in the video game business as a whole, but a particularly strong statement that GameStop's model continues to run ahead of the growth curve. We had an outstanding quarter both domestically and internationally, while our e-commerce division, GameStop.com, and video game publication, Game Informer, had record quarters.

    "We continue to do an excellent job of controlling our business in the face of rapid expansion in most of the 16 countries where GameStop does business. Our expenses and inventory controls have never been better planned and executed, and the scheduling of sales support for our more diverse customer base is more refined and productive than ever before.

    "Our new store openings continue to generate excellent returns. During the quarter we opened 181 stores worldwide; surpassing the 5,000 store milestone, and believe that there are many more opportunities for additional store growth. Altogether, all signs point towards GameStop having a strong fourth quarter and robust 2007," concluded Fontaine.

    Daniel DeMatteo, GameStop's Vice Chairman and Chief Operating Officer, noted, "We have already seen strong consumer demand for this fall's new video game software line-up. MADDEN NFL '08 and HALO 3 have sold millions of copies and are just two of the many exciting new titles that have launched this fall. As we prepare for the all important fourth quarter, our goal is to capitalize on the expanding landscape of consumers by delivering the most video gaming options."

    Updated Guidance

    For the fourth quarter of fiscal 2007, GameStop is forecasting comparable store sales to range from +7.0% to +9.0%, on top of comparable store sales of 26.5% in the fourth quarter of fiscal 2006 when the Nintendo Wii and Sony's Playstation 3 were launched. Diluted earnings per share are expected to range from $0.95 to $0.97 compared to earnings per share of $0.81 in the fourth quarter of 2006.

    Due to the outstanding results in the third quarter and our raised expectations for the fourth quarter, we are increasing our full year 2007 diluted earnings per share guidance to range from $1.61 to $1.63. Total revenues are now projected to grow between 28.0% and 29.0%, with expected comparable store sales ranging from +20.0% to +21.0%.

    Note that guidance does not include debt retirement costs.

    Note that all per share data has been adjusted for the Class B share conversion and the two-for-one stock split that occurred subsequent to February 3, 2007.

    Conference Call and Webcast Information

    A conference call with GameStop Corp.'s management is scheduled for November 20, 2007 at 11:00 AM ET to discuss the third quarter sales and earnings results. The conference call will be simulcast on the Internet at (http://www.gamestop.com/investor-relations/). The conference call will be archived on the website until December 4, 2007.

    About GameStop Corp.

    Headquartered in Grapevine, TX, GameStop Corp. is the world's largest video game and entertainment software retailer. The company operates 5,123 retail stores across the United States and in fifteen international countries. The company also operates two e-commerce sites, GameStop.com and EBgames.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestop.com/corporate.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the outlook for fiscal 2007 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including Nintendo's Wii; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.



                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                             13 weeks      13 weeks
                                              ended          ended
                                           Nov. 3, 2007  Oct. 28, 2006
                                           ------------  -------------

Sales                                     $  1,611,201  $   1,011,560
Cost of sales                                1,191,637        695,904
                                           ------------  -------------

   Gross profit                                419,564        315,656

Selling, general and administrative
    expenses                                   282,288        235,389
Depreciation and amortization                   33,705         27,281
Stock-based compensation                         6,666          5,156
Merger-related expenses                             --          2,890
                                           ------------  -------------

Operating earnings                              96,905         44,940

Interest expense, net                           11,922         19,648
Debt extinguishment expense                      3,840          3,371
                                           ------------  -------------

Earnings before income
     tax expense                                81,143         21,921

Income tax expense                              29,186          8,352
                                           ------------  -------------

Net earnings                              $     51,957  $      13,569
                                           ============  =============

Earnings per common share:
     Basic                                       $0.32          $0.09
     Diluted                                     $0.31          $0.09

Weighted average common shares
     outstanding:
     Basic                                     160,048        150,785
     Diluted                                   166,357        158,583



Percentage of Sales:
------------------------------------------

Sales                                            100.0%         100.0%
Cost of sales                                     74.0%          68.8%
                                           ------------  -------------

Gross profit                                      26.0%          31.2%

SG&A expenses                                     17.5%          23.3%
Depreciation and amortization                      2.1%           2.7%
Stock-based compensation                           0.4%           0.5%
Merger-related expenses                             --            0.3%
                                           ------------  -------------

Operating earnings                                 6.0%           4.4%

Interest expense, net                              0.8%           1.9%
Debt extinguishment expense                        0.2%           0.3%
                                           ------------  -------------

Earnings before income
     tax expense                                   5.0%           2.2%

Income tax expense                                 1.8%           0.9%
                                           ------------  -------------

Net earnings                                       3.2%           1.3%
                                           ============  =============




                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                            39 weeks       39 weeks
                                             ended           ended
                                          Nov. 3, 2007   Oct. 28, 2006
                                         --------------  -------------

Sales                                   $    4,228,377  $   3,014,934
Cost of sales                                3,098,745      2,097,980
                                         --------------  -------------

   Gross profit                              1,129,632        916,954

Selling, general and administrative
    expenses                                   804,193        706,110
Depreciation and amortization                   96,858         79,541
Stock-based compensation                        20,311         15,706
Merger-related expenses                             --          6,788
                                         --------------  -------------

Operating earnings                             208,270        108,809

Interest expense, net                           39,384         59,186
Debt extinguishment expense                     12,591          3,562
                                         --------------  -------------

Earnings before income
     tax expense                               156,295         46,061

Income tax expense                              57,805         17,614
                                         --------------  -------------

Net earnings                            $       98,490  $      28,447
                                         ==============  =============

Earnings per common share:
     Basic                                       $0.63          $0.19
     Diluted                                     $0.60          $0.18

Weighted average common shares
     outstanding:
     Basic                                     157,308        149,239
     Diluted                                   164,128        157,728



Percentage of Sales:
----------------------------------------

Sales                                            100.0%         100.0%
Cost of sales                                     73.3%          69.6%
                                         --------------  -------------

Gross profit                                      26.7%          30.4%

SG&A expenses                                     19.0%          23.4%
Depreciation and amortization                      2.3%           2.7%
Stock-based compensation                           0.5%           0.5%
Merger-related expenses                             --            0.2%
                                         --------------  -------------

Operating earnings                                 4.9%           3.6%

Interest expense, net                              0.9%           2.0%
Debt extinguishment expense                        0.3%           0.1%
                                         --------------  -------------

Earnings before income
     tax expense                                   3.7%           1.5%

Income tax expense                                 1.4%           0.6%
                                         --------------  -------------

Net earnings                                       2.3%           0.9%
                                         ==============  =============






                            GameStop Corp.
                            Balance Sheets
                (in thousands, except per share data)

                                                   Nov. 3,   Oct. 28,
                                                    2007       2006
                                                  ---------  ---------
ASSETS:
Current assets:
   Cash and cash equivalents                     $  277,808 $  180,948
   Receivables, net                                  47,443     32,841
   Merchandise inventories                        1,164,229    844,979
   Prepaid expenses and other current assets         59,615     33,346
   Prepaid taxes                                     73,257     68,307
   Deferred taxes                                    38,458     48,391
                                                  ---------  ---------
           Total current assets                   1,660,810  1,208,812
                                                  ---------  ---------

Property and equipment:
   Land                                              12,026     10,106
   Buildings & leasehold improvements               358,445    291,692
   Fixtures and equipment                           516,767    394,712
                                                  ---------  ---------
                                                    887,238    696,510
   Less accumulated depreciation and amortization   386,658    257,981
                                                  ---------  ---------
           Net property and equipment               500,580    438,529
                                                  ---------  ---------

Goodwill, net                                     1,402,845  1,395,824
Other noncurrent assets                              50,605     43,605
                                                  ---------  ---------
           Total assets                          $3,614,840 $3,086,770
                                                  =========  =========


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Accounts payable                              $  977,830 $  605,773
   Accrued liabilities                              313,844    308,192
   Note payable, current portion                         --     12,173
                                                  ---------  ---------
           Total current liabilities              1,291,674    926,138

Deferred taxes                                           --     11,300
Other long-term liabilities                          78,692     39,168
Senior floating and fixed rate notes payable, net
 of discount                                        574,229    876,592
                                                  ---------  ---------
           Total liabilities                      1,944,595  1,853,198
                                                  ---------  ---------

Stockholders' equity:
   Preferred stock - authorized 5,000 shares; no
    shares issued or outstanding                         --         --
   Class A common stock - $.001 par value;
    authorized 300,000 shares;
       160,959 and 151,620 shares issued and
        outstanding, respectively                       161        152
   Additional paid-in-capital                     1,200,586  1,006,794
   Accumulated other comprehensive income            37,091      5,833
   Retained earnings                                432,407    220,793
                                                  ---------  ---------
           Total stockholders' equity             1,670,245  1,233,572
                                                  ---------  ---------
           Total liabilities and stockholders'
            equity                               $3,614,840 $3,086,770
                                                  =========  =========






                              Schedule I
                            GameStop Corp.
                              Sales Mix


                                      13 Weeks Ended   13 Weeks Ended
                                       Nov. 3, 2007     Oct. 28, 2006
                                      ---------------  ---------------
                                              Percent          Percent
                                                of               of
                                       Sales   Total    Sales   Total
                                      ------- -------  ------- -------
Sales (in millions):

New video game hardware              $  373.9   23.2% $  150.5   14.9%
New video game software                 636.9   39.5%    401.8   39.7%
Used video game products                356.3   22.1%    295.4   29.2%
Other                                   244.1   15.2%    163.9   16.2%

                                      ------- -------  ------- -------
     Total                           $1,611.2  100.0% $1,011.6  100.0%
                                      ======= =======  ======= =======





======================================================================

                             Schedule II
                            GameStop Corp.
                           Gross Profit Mix


                                      13 Weeks Ended   13 Weeks Ended
                                       Nov. 3, 2007     Oct. 28, 2006
                                      ---------------  ---------------
                                               Gross            Gross
                                       Gross  Profit    Gross  Profit
                                      Profit  Percent  Profit  Percent
                                      ------- -------  ------- -------

Gross Profit (in millions):

New video game hardware              $   27.5    7.4% $   16.5   11.0%
New video game software                 132.1   20.7%     94.0   23.4%
Used video game products                172.6   48.5%    143.9   48.7%
Other                                    87.4   35.8%     61.3   37.4%

                                      -------          -------
     Total                           $  419.6   26.0% $  315.7   31.2%
                                      =======          =======



    CONTACT: Media Contact:
             Chris Olivera
             Divisional Vice President,
             Corporate Communications
             GameStop Corp.
             (817) 424-2130
             or
             Investor Contact:
             David W. Carlson
             Executive Vice President &
             Chief Financial Officer
             GameStop Corp.
             (817) 424-2130